Exhibit 99.3
OFFER TO EXCHANGE
$25,000,000 AGGREGATE PRINCIPAL AMOUNT OF
6.00% FIXED-TO-FLOATING SUBORDINATED NOTES DUE 2025,
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OUTSTANDING UNREGISTERED
6.00% FIXED-TO-FLOATING SUBORDINATED NOTES DUE 2025
             , 2015
To Our Clients:
Enclosed for your consideration are a Prospectus, dated                      , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by WashingtonFirst Bankshares, Inc. (the “Issuer”), to exchange (the “exchange offer”) the Issuer’s 6.00% Fixed-to-Floating Subordinated Notes due 2025, which have been registered under the Securities Act of 1933, as amended (the “Securities Act” and such notes, the “New Notes”), for an equal aggregate principal amount of the Issuer’s outstanding unregistered 6.00% Fixed-to-Floating Subordinated Notes due 2025 (the “Old Notes”), in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the exchange offer, except that the New Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, and are not subject to any covenant regarding registration under the Securities Act. The Issuer will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the exchange offer is subject to certain conditions described in the Prospectus.
PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., RESTON, VIRGINIA TIME, ON              , 2015 (THE “EXPIRATION DATE”), UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER.
The enclosed materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Old Notes in the exchange offer.
Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.
The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.
If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus and the Letter of Transmittal relating to the offer by the Issuer to exchange the Issuer’s 6.00% Fixed-to-Floating Subordinated Notes due 2025, which have been registered under the Securities Act (the “New Notes”), for an equal aggregate principal amount of the Issuer’s outstanding unregistered 6.00% Fixed-to-Floating Subordinated Notes due 2025 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus. This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount of Old Notes Held for Account Holder(s)	Principal Amount of Old Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of Old Notes held for the account of the undersigned will be tendered.
If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes, (iii) is acquiring the New Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer. If a holder of the Old Notes is an affiliate of the Issuer, is not acquiring the New Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the exchange offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

[Signature page follows]

[Signature page to Instructions to Registered Holder from Beneficial Holder]
SIGN HERE

Dated:		, 2015

Signature(s):

Printed Names(s):

Address:
(Zip Code)

Telephone Number:
(Please include area code)

Tax Identification Number or Social Security Number:

My Account Number with You:

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